UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 4, 2003

SEMINIS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-26519	36-0769130

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2700 Camino del Sol, Oxnard, California	93030-7967

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(805) 642-1572

Not Applicable

(Former name or former address, if changed since last report.)

Item 5. Other Events and Required FD Disclosure.
Item 7. Financial Statements and Exhibits.
SIGNATURE
EXHIBIT INDEX
Exhibit 2.1
Exhibit 2.2
Exhibit 99.1
Exhibit 99.2
Exhibit 99.3
Exhibit 99.4

Item 5.	Other Events and Required FD Disclosure.

                    On June 2, 2003, Seminis, Inc. (“Seminis”) announced that it has entered into a definitive agreement and plan of merger (the “Merger Agreement”), dated as of May 30, 2003, with Seminis Acquisition LLC (“Parent”) and Seminis Merger Corp. (“Merger Sub”), both affiliates of Savia, S.A. de C.V. (“Savia”), pursuant to which Merger Sub will merge with and into Seminis (the “Merger”) and Parent will acquire all the issued and outstanding shares of common stock of Seminis. Public holders of approximately 15.8 million Seminis shares will receive cash consideration of $3.78 per share in the Merger. Immediately following the Merger, Parent will, pursuant to a stock purchase agreement (the “Stock Purchase Agreement”), sell to certain investment funds managed by Fox Paine & Company, LLC, a San Francisco-based private equity firm, approximately 75% of the Seminis common shares following completion of the transactions, for $3.40 per share in cash. Certain entities affiliated with Alfonso Romo Garza, Seminis’ and Savia’s Chairman and Chief Executive Officer, will receive, pursuant to two agreements to be executed at the closing of the Merger, co-investment rights to purchase, subject to certain conditions, up to 34% of Seminis following the Merger. Seminis stockholders representing more than 85% of the currently outstanding voting power of Seminis have entered into a voting agreement (the “Voting Agreement”) to vote in favor of the Merger.

                    As part of the transaction, immediately prior to the consummation of the Merger and pursuant to an amended and restated exchange agreement (the “Amended and Restated Exchange Agreement”), Savia will exchange its Seminis Class C preferred shares for approximately 37.7 million shares of Seminis common stock, after which the total number of outstanding Seminis common shares will be approximately 101.7 million.

                    The preceding is qualified in its entirety by reference to the Merger Agreement, Stock Purchase Agreement, Voting Agreement, Amended and Restated Exchange Agreement, Contribution Agreement and press release, each of which is incorporated by reference herein and made a part hereof, is filed with this Current Report on Form 8-K as Exhibit 2.1, Exhibit 2.2, Exhibit 99.1, Exhibit 99.2, Exhibit 99.3 and Exhibit 99.4, respectively.

Item 7.	Financial Statements and Exhibits.

(c) Exhibits.

Exhibit 2.1	Agreement and Plan of Merger by and among Seminis, Inc., Seminis Acquisition LLC and Seminis Merger Corp., dated as of May 30, 2003.

Exhibit 2.2	Stock Purchase Agreement by and among Fox Paine Seminis Holdings, LLC, Banca Afirme, S.A., Institución de Banca Multiple, Afirme Grupo Financiero, as Trustee, under the Irrevocable Administration and Payment Trust Number 167-5 (Fideicomiso Irrevocable de Administración y Pago Número 167-5), Seminis Acquisition LLC and Seminis Merger Corp., dated as of May 30, 2003.

Exhibit 99.1	Voting Agreement by and among Savia, S.A. de C.V., Banca Afirme, S.A., Institución de Banca Multiple, Afirme Grupo Financiero, as Trustee, under the Irrevocable Administration and Payment Trust Number 167-5 (Fideicomiso Irrevocable de Administración y Pago Número 167-5), Conjunto Administrativo Integral, S.A. de C.V., Emprima, S.A. de C.V., Park Financial Group, Ltd (BVI), Seminis Acquisition LLC, Alfonso Romo Garza and Fox Paine Seminis Holdings, LLC, dated as of May 30, 2003.

Exhibit 99.2	Amended and Restated Exchange Agreement by and between Seminis, Inc. and Savia, S.A. de C.V., dated as of May 30, 2003.

Exhibit 99.3	Contribution Agreement by and among Seminis Acquisition LLC, Savia, S.A. de C.V., Banca Afirme, S.A., Institución de Banca Multiple, Afirme Grupo Financiero, as Trustee, under the Irrevocable Administration and Payment Trust Number 167-5 (Fideicomiso Irrevocable de Administración y Pago Número 167-5), Conjunto Administrativo Integral, S.A. de C.V., Desarrollo Consolidado de Negocios, S.A. de C.V., Emprima, S.A. de C.V., Park Financial Group, Ltd (BVI), Alfonso Romo Garza and Certain Members of Seminis and Savia Management, dated as of May 30, 2003.

Exhibit 99.4	Press Release, issued by Seminis, Inc. and Savia, S.A. de C.V. on June 2, 2003.

SIGNATURE

                    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEMINIS, INC.

Date:	June 4, 2003	By:	/s/ Gaspar Alvarez Martinez

Name: Gaspar Alvarez Martinez
Title: Vice President and Worldwide
Corporate Comptroller

EXHIBIT INDEX

Exhibit
No.	Description

2.1	Agreement and Plan of Merger by and among Seminis, Inc., Seminis Acquisition LLC and Seminis Merger Corp., dated as of May 30, 2003.

2.2	Stock Purchase Agreement by and among Fox Paine Seminis Holdings, LLC, Banca Afirme, S.A., Institución de Banca Multiple, Afirme Grupo Financiero, as Trustee, under the Irrevocable Administration and Payment Trust Number 167-5 (Fideicomiso Irrevocable de Administración y Pago Número 167-5), Seminis Acquisition LLC and Seminis Merger Corp., dated as of May 30, 2003.

99.1	Voting Agreement by and among Savia, S.A. de C.V., Banca Afirme, S.A., Institución de Banca Multiple, Afirme Grupo Financiero, as Trustee, under the Irrevocable Administration and Payment Trust Number 167-5 (Fideicomiso Irrevocable de Administración y Pago Número 167-5), Conjunto Administrativo Integral, S.A. de C.V., Emprima, S.A. de C.V., Park Financial Group, Ltd (BVI), Seminis Acquisition LLC, Alfonso Romo Garza and Fox Paine Seminis Holdings, LLC, dated as of May 30, 2003.

99.2	Amended and Restated Exchange Agreement by and between Seminis, Inc. and Savia, S.A. de C.V., dated as of May 30, 2003.

99.3	Contribution Agreement by and among Seminis Acquisition LLC, Savia, S.A. de C.V., Banca Afirme, S.A., Institución de Banca Multiple, Afirme Grupo Financiero, as Trustee, under the Irrevocable Administration and Payment Trust Number 167-5 (Fideicomiso Irrevocable de Administración y Pago Número 167-5), Conjunto Administrativo Integral, S.A. de C.V., Desarrollo Consolidado de Negocios, S.A. de C.V., Emprima, S.A. de C.V., Park Financial Group, Ltd (BVI), Alfonso Romo Garza and Certain Members of Seminis and Savia Management, dated as of May 30, 2003.

99.4	Press Release issued by Seminis, Inc. and Savia, S.A. de C.V. on June 2, 2003.